Exhibit 10.4

REVOLVING PROMISSORY DEMAND NOTE

$1,062,000.00	Ashland, Kentucky
April 30, 2012

FOR VALUE RECEIVED, the undersigned, TX HOLDINGS, INC., herein referred to as “Debtor”, promises to pay to the order of WILLIAM L. SHREWSBURY, of 9413 Collier Road, Catlettsburg, KY 41129, herein referred to as “Lender”, the principal sum of ONE MILLION SIXTY-TWO THOUSAND and NO/100 DOLLARS ($1,062,000.00) (or, if less, the unpaid principal balance shown on an attachment to this note or on Lender’s loan account records, this Note evidencing a revolving credit line and the aggregate unpaid principal amount of all advances and/or re-advances to Debtor), together with interest thereon at the rate of FIVE PERCENT (5%) per annum, the entire outstanding indebtedness, together with all interest accrued thereon and other amounts that may then be owing hereunder, shall mature and become due and payable on DEMAND or on April 30, 2015, whichever shall first occur.

Debtor reserves the right to prepay the whole or any part of this Note at any time without penalty or premium.

This Note represents and evidences an arrangement that allows the Debtor to obtain advances without giving Lender a separate note for each advance. Lender will record the date and amount of each advance on an attachment to this Note or on Lender’s loan account records. Debtor agrees that each advance so recorded shall be prima facie evidence that an advance was made on the date and in the amount indicated. The number of advances and the amount of each advance are not limited, except that the principal balance outstanding at any time shall not exceed the face amount of this Note. However, in no event shall Lender be obligated to advance or loan any funds to Debtor. Rather, this Note sets forth the terms of Debtor’s obligations to repay Lender for advances or loans made by Lender to Debtor. Amounts once borrowed and repaid under this Note may be re-borrowed. Debtor acknowledges Lender has advanced the sum of ONE MILLION SIXTY-TWO THOUSAND and NO/100 DOLLARS ($1,062,000.00) to Debtor in accordance with Debtor’s request and Debtor agrees to repay, in accordance with the terms of this Note, said sum as well as any additional advances made by Lender to Debtor after the date hereof, not to exceed the total principal sum of ONE MILLION SIXTY-TWO THOUSAND and NO/100 DOLLARS ($1,062,000.00), including all sums advanced to Debtor by Lender prior to the date hereof.

Prior to maturity, principal and any overdue interest shall bear interest computed daily (on the basis of a 360-day year and actual days elapsed) as herein set forth.

Concurrently with any prepayment of the principal of this Note, Debtor shall pay the unpaid interest accrued on the principal being prepaid.

If Debtor fails to pay any amount due hereunder, or any fee in connection herewith, in full within ten (10) days after its due date, Debtor, in each case, will incur and shall pay a late fee equal to the greater of Twenty Five and No/100 Dollars ($25.00) or Five Percent (5%) of the unpaid amount. The payment of a late charge will not cure or constitute a waiver of any Event of Default under this Note.

Except as otherwise agreed in writing, payments will be applied first to accrued but unpaid interest and fees, in that order, in the order of their respective due dates, until paid in full, then to late charges and then to principal; provided, however, that if a payment so applied would pay the principal of this Note in full, but leave late charges outstanding, such payment shall instead be applied to the principal portion of the final installment.

In its discretion, Lender may, from time to time, unilaterally change any provision for the application of payments by mailing a written notice to Debtor of the change. The notice shall be mailed to the address indicated herein or such other address that Debtor may furnish in writing to Lender and shall be mailed not less than fifteen (15) days prior to the effective date of such change.

If this Note is not paid in full at maturity (whether by Lender’s demand for payment, lapse of time, acceleration of maturity or otherwise), the interest rate otherwise in effect hereunder shall be increased by Three Percent (3%) per annum.

The occurrence of any of the following shall constitute an Event of Default hereunder: (a) this Debt or any part thereof shall not be paid in full promptly when due (whether by Lender’s demand for payment, lapse of time, acceleration of maturity or otherwise); (b) any Obligor shall be dissolved; (c) any representation or warranty made by any Obligor in this Note or any Related Writing shall be false or erroneous in any material respect; (d) any Obligor shall fail or omit to perform or observe any agreement made by that Obligor in this Note or any Related Writing; (e) a judgment shall be entered against any Obligor in any court of record; (f) any deposit account of any Obligor is attached or levied upon; (g) any voluntary petition by or involuntary petition against any Obligor shall be filed pursuant to any chapter of any bankruptcy code or any Obligor shall make an assignment for the benefit of creditors, or there shall be any other marshalling of the assets and liabilities of any Obligor for the benefit of the Obligor’s creditors; or, (h) any Obligor enters into any merger or consolidation or sells, leases or otherwise disposes of all or substantially all of such Obligor’s assets in any manner other than in the ordinary course of business. Upon the occurrence of an Event of Default, the holder of this Note may, in its sole discretion, declare this Note to be due and payable and, if applicable, that Debtor no longer be permitted to obtain advances; and the principal of and interest on this Note shall thereupon become immediately payable in full, without any presentment, demand or notice of any kind, which Debtor hereby waives. Debtor will pay to Lender all costs and expenses of collection of this Note, including, without limitation, attorneys’ fees.

In this Note, (a) Debt means, collectively, all monetary liabilities, and any charges or expenses incurred in connection therewith, now or hereafter owing by the Debtor or Obligor in question, including, without limitation, every such liability whether owing by such Person or one (1) of such Persons alone or jointly, severally or jointly and severally, whether owing absolutely or contingently, or directly or indirectly, and whether created by loan, guaranty or other contract or by quasi-contract, tort, statute or other operation of law; (b) Obligor means any Person who is, or shall become, obligated, or whose property is, or shall serve as, collateral for the payment of the debt evidenced by this Note, or any part hereof in any manner and, in addition to Debtor, includes, without limitation, any maker, endorser, guarantor, subordinating creditor, assignor, pledgor, mortgagor or hypothecator of property; (c) Related Writing means a writing of any form or substance signed by any Obligor (whether as principal or agent) or by any attorney, accountant or other representative of any Obligor and received by Lender in respect of Debtor’s Lender Debt or any part thereof, including, without limitation, the resolution of Debtor’s Board of Directors dated December 10, 2011, all documentation evidencing Lender’s advances made to Debtor since December 12, 2011, and thereafter, any credit application, credit agreement, request for advance, reimbursement agreement, financial statement, promissory note, guaranty, indenture, mortgage, security agreement, authorization, subordination agreement, certificate, opinion or any similar writing, but shall not include any commitment letter issued by Lender, without regard to whether Debtor or any other Person signed or acknowledged receipt thereof; and, (d) Person means a natural person or entity of any kind, including, without limitation, any corporation, partnership, trust, governmental body or any other form or kind of entity.

Debtor hereby authorizes Lender to share all information, including, without limitation, all credit and financial information, and all loan applications and information provided in connection therewith, pertaining or relating to Debtor, with Lender, or with any actual or proposed participant in or assignee of all or any part of Lender’s interest in or rights under this Note, or with any other person or entity reasonably deemed incidental by Lender to the administration of the indebtedness evidenced hereby. Debtor expressly waives, releases and relinquishes any and all claims, demands and/or causes of action against Lender, his successors and/or assigns arising from or pertaining in any way to any such disclosure of information.

In no event shall the interest rate in effect on this Note exceed the maximum rate permissible under the law governing this Note.

If Debtor consists of more than one Person, Debtor shall be jointly and severally liable on this Note.

Any holder’s delay or omission in the exercise of any right under this Note shall not operate as a waiver of that right or of any other right under this Note.

If any provision of this Note is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that determination shall not affect any other provision of this Note, and each such other provision shall be construed and enforced as if the invalid, illegal or unenforceable provision were not contained herein.

This Note and the Related Writings set forth the entire agreement between the parties regarding the transactions contemplated hereby, and supercede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

No amendment, modification or supplement to this Note or any Related Writing shall be binding unless executed in writing by all parties thereto, and this provision shall not be subject to waiver by any party and shall be strictly enforced.

This Note shall be governed by the laws of the Commonwealth of Kentucky.

DEBTOR:

TX HOLDINGS, INC.

By	/s/ Richard Novack
Richard Novack
Its President

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